SECOND AMENDED AND RESTATED
BYLAWS
OF
APPLIED DIGITAL CORPORATION
a Nevada corporation
SECTION 1. INCORPORATION
1.1Legal Name.
The legal name of the corporation is Applied Digital Corporation, and is hereinafter referred to as the “Corporation”.

1.2Legal Purpose.
The Corporation has been incorporated for the following legal purpose: to engage in any lawful act or activity for which a corporation may be organized under Chapter 78 of the Nevada Revised Statutes.
1.3Legal Jurisdiction.
The Corporation is subject to the laws of the State of Nevada. If any provisions of these second amended and restated bylaws are inconsistent with statutes governing the incorporation and operation of a corporation within this jurisdiction, the laws of the State of Nevada shall control.
SECTION 2. OFFICES
The principal office of the Corporation shall be located at the principal place of business or such other place as the Board of Directors of the Corporation (the “Board”) may designate. The Corporation may have such other offices, either within or without the State of Nevada, as the Board may designate or as the business of the Corporation may require from time to time.
SECTION 3. STOCKHOLDERS

3.1	Annual Meeting.
The annual meeting of the stockholders shall be held the first Friday of March in each year, or on such other day as shall be fixed by resolution of the Board, at the principal office of the Corporation, or such other place as fixed by the Board, for the purpose of electing directors and transacting such other business as may properly come before that meeting. If the day fixed for the annual meeting is a legal holiday at the place of that meeting, that meeting shall be held on the next succeeding business day.

3.2	Special Meetings.
The Board, the President, or the Chairperson of the Board, may call special meetings of the stockholders for any purpose. The holders of not less than ten percent (10%) of all the outstanding shares of the Corporation entitled to vote for or against any issue proposed to be considered at the proposed special meeting, if they date, sign and deliver to the Corporation’s Secretary a written demand for a special meeting specifying the purpose or purposes for which it is to be held, may call a special meeting of the stockholders for such specified purpose.

3.3	Place of Meeting.
All meetings shall be held at the principal office of the Corporation, or at such other place as designated by the Board, by any persons entitled to call a meeting pursuant to the bylaws, or in a waiver of notice signed by all of the stockholders entitled to vote at that meeting.

3.4	Notice of Meeting.
(a) The Corporation shall cause to be delivered to each stockholder entitled to notice of, or to vote at, an annual or special meeting of stockholders, either personally or by mail, not less than ten (10) days

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nor more than sixty (60) days before that meeting, written notice stating the date, time and place of that meeting and, in the case of a special meeting, the purpose or purposes for which that meeting is called.
(b) Notice to a stockholder of an annual or special stockholders meeting shall be in writing. Such notice, if in comprehensible form, is effective (i) when mailed, if it is mailed postpaid and is correctly addressed to that stockholder’s address specified in the Corporation’s then current record of stockholders, or (ii) when received by that stockholder, if it is delivered by telegraph, facsimile transmission or private courier.
(c) If an annual or special stockholders meeting is adjourned to a different date, time, or place, notice of the new date, time, or place shall not be required if the new date, time, or place is announced at that meeting before adjournment, unless a new record date for the adjourned meeting is, or must be, fixed pursuant to (i) Section 3.6(a) of these bylaws or (ii) the Nevada Revised Statutes.

3.5	Waiver of Notice.
(a) Whenever any notice is required to be given to any stockholder pursuant to the provisions of these bylaws, the Articles of Incorporation or the Nevada Revised Statutes, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time specified in such notice, and delivered to the Corporation for inclusion in the minutes for filing with the corporate records, shall be deemed equivalent to the giving of such notice.
(b) The attendance of a stockholder at a meeting shall be a waiver of each objection to lack of, or defect in, notice of such meeting or of consideration of a particular matter at that meeting, unless that stockholder, at the beginning of that meeting or prior to consideration of such matter, objects to holding that meeting, transacting business at that meeting, or considering the matter when presented at that meeting.

3.6	Fixing of Record Date for Determining Stockholders.
(a) For the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or to make a determination of stockholders for any other purpose, the Board may fix in advance a date as the record date for any such determination. Such record date shall be not more than seventy (70) days, and in-case of a meeting of stockholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of, or to vote at, a meeting, or to receive payment of a dividend, the date on which the notice of meeting is mailed or on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such determination. Such determination shall apply to any adjournment of that meeting; provided, however, such adjournment is not set for a date more than one hundred twenty (120) days after the date fixed for the original meeting.
(b) The record date for the determination of stockholders entitled to demand a special stockholders meeting shall be the date the first stockholder signs the demand.

3.7	Stockholders’ List.
(a) Beginning two (2) business days after notice of a meeting of stockholders is given, a complete alphabetical list of the stockholders entitled to notice of that meeting shall be made, arranged by voting group, and within each voting group by class or series, with the address of and number of shares held by each stockholder. Such record shall be kept on file at the Corporation’s principal office or at a place identified in that meeting notice in the city where the meeting will be held. On written demand, such record shall be subject to inspection by any stockholder at any time during normal business hours. Such record shall also be kept open at that meeting for inspection by any stockholder.
(b) A stockholder may, on written demand, copy the stockholders’ list at such stockholder’s expense during regular business hours; provided, however, that:
(i) Such stockholder’s demand is made in good faith and for another purpose;
(ii) Such stockholder has described with reasonable particularity such stockholder’s purpose specified in the written demand; and

(iii) The stockholders’ list is directly related to such stockholder’s purpose.

3.8	Quorum.
A majority of the votes entitled to be cast on a matter at a meeting by a voting group, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter at a meeting of the stockholders. If a quorum is not present for a matter to be acted upon, a majority of the shares represented at that meeting may adjourn that meeting from time to time without additional notice. If the necessary quorum is present or represented at a reconvened meeting following such an adjournment, any business may be transacted that might have been transacted at the meeting as originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

3.9	Manner of Acting.
(a) If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the affirmative vote of a greater number is required by these bylaws, the Articles of Incorporation or the Nevada Revised Statutes.
(b) If a matter is to be voted on by a single group, action on that matter is taken when voted upon by that voting group. If a matter is to be voted on by two (2) or more voting groups, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on such matter.

3.10	Proxies.
A stockholder may vote by proxy executed in writing by that stockholder or by his or her attorney-in-fact. Such proxy shall be effective when received by the Secretary or other officer or agent authorized to tabulate votes at the meeting. A proxy shall become invalid eleven (11) months after the date of its execution, unless otherwise expressly provided in the proxy. A proxy for a specified meeting shall entitle the holder thereof to vote at any adjournment of that meeting, but shall not be valid after the final adjournment thereof.

3.11	Voting of Shares.
Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders.

3.12	Voting for Directors.
Each stockholder may vote, in person or by proxy, the number of shares owned by such stockholder that are entitled to vote at an election of directors, for as many persons as there are directors to be elected and for whose election such shares have a right to vote. Unless otherwise provided in the Articles of Incorporation, directors are elected by a plurality of the votes cast by shares entitled to vote in the election at a meeting at which a quorum is present.

3.13	Voting of Shares by Corporations.
3.13.1 Shares Held by Another Corporation.
Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such other corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine; provided, however, such shares are not entitled to vote if the Corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of such other corporation.

3.13.2 Shares Held by the Corporation.
Authorized but unissued shares shall not be voted or counted for determining whether a quorum exists at any meeting or counted in determining the total number of outstanding shares at any given time. Notwithstanding the foregoing, shares of its own stock held by the Corporation in a fiduciary capacity may be counted for purposes of determining whether a quorum exists, and may be voted by the Corporation.

3.14	Acceptance or Rejection of Stockholder Votes, Consents, Waivers and Proxy Appointments.
3.14.1 Documents Bearing Name of Stockholders.
If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a stockholder, the Secretary or other agent authorized to tabulate votes at the meeting may, if acting in good faith, accept such vote, consent, waiver or proxy appointment and give it effect as the act of the stockholder.
3.14.2 Documents Bearing Name of Third Parties.
If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of its stockholder, the Secretary or other agent authorized to tabulate votes at the meeting may nevertheless, if acting in good faith, accept such vote, ‘consent, waiver or proxy appointment and give it effect as the act of the stockholder if:
(a) The stockholder is an entity and the name signed purports to be that of an officer or an agent of that entity;
(b) The name signed purports to be that of an administrator, executor, guardian or conservator representing the stockholder and, if the Secretary or other agent requests, acceptable evidence of fiduciary status has been presented;
(c) The name signed purports to be that of a receiver or trustee in bankruptcy of the stockholder, and, if the Secretary or other agent requests, acceptable evidence of this status has been presented;
(d) The name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the stockholder and, if the Secretary or other agent requests, acceptable evidence of the signatory’s authority to sign has been presented; or
(e) Two or more persons are the stockholder as co-owners or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.
3.14.3 Rejection of Documents.
The Secretary or other agent authorized to tabulate votes at the meeting is entitled to reject a vote, consent, waiver or proxy appointment if such agent, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the stockholder.

3.15	Stockholder Nominations and Proposals.
(a) For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder, the stockholder or stockholders of record intending to propose the business (the "proposing stockholder") must have given written notice of the proposing stockholder's nomination or proposal, either by personal delivery or by United States mail to the Secretary no earlier than one hundred twenty (120) calendar days and no later than ninety (90) calendar days prior to the first anniversary of the preceding year’s annual meeting. If the current year's meeting is called for a date that is not within 30 days of the anniversary of the previous year's annual meeting, notice must be received no later than 10 calendar days following the day on which public announcement of the date of the annual meeting is first made. In no event will an adjournment or postponement of an annual meeting of stockholders begin a new time period for giving a proposing stockholder's notice as provided above.

(b) For business to be properly brought before a special meeting of stockholders, the notice of the meeting sent by or at the direction of the person calling the meeting must set forth the nature of the business to be considered. A person or persons who have made a written request for a special meeting pursuant to Section 3.2 may provide the information required for notice of a stockholder proposal under this section simultaneously with the written request for the meeting submitted to the Secretary or within ten calendar days after delivery of the written request for the meeting to the Secretary.
(c) A proposing stockholder's notice shall include as to each matter the proposing stockholder proposes to bring before either an annual or special meeting:
(i) The name and address of the proposing stockholder;
(ii) The class and number of shares of capital stock of the Corporation held by the proposing stockholder;
(iii) If the notice regards a nomination of a candidate for election as director: (A) the name, age, and business and residence address of the candidate; (B) the principal occupation or employment of the candidate; and (C) the class and number of shares of the Corporation beneficially owned by the candidate; and
(iv) If the notice regards a proposal other than a nomination of a candidate for election as director, a brief description of the business desired to be brought before the meeting and the material interest of the proposing stockholder in such proposal.
SECTION 4. BOARD OF DIRECTORS

4.1	General Powers.
The business and affairs of the Corporation shall be managed by the Board, except as may be otherwise provided in these Bylaws, the Articles of Incorporation or the Nevada Revised Statutes.

4.2	Number, Tenure and Qualifications.
The Board shall consist of no less than one (1) and no more than fifteen (15) directors, the specific number to be set by resolution of the Board. The number of directors may be changed from time to time by amendment to these Bylaws, but no decrease in the number of directors shall shorten the term of any incumbent director. The terms of the directors expire at the next annual stockholder’s meeting following their election. Despite the expiration of a director’s term, however, the director shall continue to serve until such director’s successor is elected and qualifies or until there is a decrease in the number of directors. Directors need not be stockholders of the Corporation or residents of the State of Nevada.

4.3	Annual and Regular Meetings.
An annual meeting of the Board shall be held without additional notice immediately after and at the same place as the annual meeting of stockholders.
By resolution the Board, or any committee thereof, may specify the time and place for holding regular meetings thereof without other notice than such resolution.

4.4	Special Meetings.
Special meetings of the Board or any committee designated by the Board may be called by or at the request of the Chair of the Board, or the President or any director and, in the case of any special meeting of any committee designated by the Board, by the Chair thereof. The person or persons authorized to call special meetings may fix any place either within or without the State of Nevada as the place for holding any special Board or committee meeting called by them.

4.5	Meetings by Telecommunications.
Members of the Board or any committee designated by the Board may participate in a meeting of the Board or such committee by use of any means of telecommunications equipment pursuant to which all persons participating may simultaneously hear each other during such meeting. Participation by such method shall be deemed presence in person at such meeting.

4.6	Notice of Special Meetings.
Notice of a special Board or committee meeting specifying the date, time and place of such meeting shall be given to a director in writing or orally by telephone or in person as specified below. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice of such meeting.
4.6.1 Personal Delivery.
If delivery is by personal service, the notice shall be effective if delivered at the address specified on the records of the Corporation at least one day before the meeting.
4.6.2 Delivery by Mail.
If notice is delivered by mail, the notice shall be deemed effective if deposited in the official government mail at least five (5) days before the meeting properly addressed to a director at his or her address specified on the records of the Corporation with postage prepaid.
4.6.3 Delivery by Telegraph.
If notice is delivered by telegraph, the notice shall be deemed effective if the content thereof is delivered to the telegraph company by such time that the telegraph company guarantees delivery at least one day before the meeting.
4.6.4 Oral Notice.
If notice is delivered orally, by telephone or in person, the notice shall be effective if personally given to a director at least one day before the meeting.
4.6.5 Notice by Facsimile Transmission.
If notice is delivered by facsimile transmission, the notice shall be deemed effective if the content thereof is transmitted to the office of a director, at the facsimile number specified on the records of the Corporation, at least one day before the meeting, and receipt is either confirmed by confirming transmission equipment or acknowledged by the receiving office.
4.6.6 Notice by Private Courier.
If notice is delivered by private courier, the notice shall be deemed effective if delivered to the courier, properly addressed and prepaid, by such time that the courier guarantees delivery at least one (1) day before the meeting.

4.7	Waiver of Notice.
4.7.1 Written Waiver.
Whenever any notice is required to be given to any director pursuant to the provisions of these Bylaws, the Articles of Incorporation or the Nevada Revised Statutes, a waiver thereof in writing, executed at any time, specifying the meeting for which notice is waived, signed by the person or persons entitled to such notice, and filed with the minutes or corporate records, shall be deemed equivalent to the giving of such notice.
4.7.2 Waiver by Attendance.
The attendance of a director at a Board or committee meeting shall constitute a waiver of notice of such meeting, unless such director, at the beginning of the meeting, or promptly upon such director’s arrival, objects to holding the meeting or transacting any business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

4.8	Quorum.
A majority of the number of directors determined by or in the manner provided by these Bylaws shall constitute a quorum for the transaction of business at any Board meeting.

4.9	Manner of Acting.
The act of the majority of the directors present at a Board or committee meeting at which there is a quorum shall be the act of the Board or committee, unless the vote of a greater number is required by these Bylaws, the Articles of Incorporation or the Nevada Revised Statutes.

4.10	Presumption of Assent.
A director of the Corporation present at a Board or committee meeting at which action on any corporate matter is taken shall be deemed to have assented to the action taken unless such director objects at the beginning of the meeting, or promptly upon such director’s arrival, to holding the meeting or transacting business at the meeting; or such director’s dissent is entered in the minutes of the meeting; or such director delivers a written notice of dissent or abstention to such action with the presiding officer of the meeting before the adjournment thereof; or such director forwards such notice by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. A director who voted in favor of such action may not thereafter dissent or abstain.

4.11	Action by Board or Committee Without a Meeting.
Any action which could be taken at a meeting of the Board or of any committee appointed by the Board may be taken without a meeting if a written consent setting forth the action so taken is signed by each director or by each committee member. The action shall be effective when the last signature is placed on the consent, unless the consent specifies an earlier or later date. Such written consent, which shall have the same effect as a unanimous vote of the directors or such committee, shall be inserted in the minute book as if it were the minutes of a Board or committee meeting.

4.12	Resignation.
Any director may resign at any time by delivering written notice to the Chair of the Board, the Board, or to the registered office of the Corporation. Such resignation shall take effect at the time specified in the notice, or if no time is specified, upon delivery. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board.

4.13	Removal.
One (1) or more members of the Board (including the entire Board) may be removed at a meeting of stockholders called expressly for that purpose, provided that the notice of such meeting states that the purpose, or one of the purposes, of the meeting is such removal. A member of the Board may be removed with or without cause, unless the Articles of Incorporation permit removal for cause only, by a vote of the holders of a majority of the shares then entitled to vote on the election of the director. A director may be removed only if the number of votes cast to remove the director exceeds the number of votes cast to not remove the director. If a director is elected by a voting group of stockholders, only the stockholders of that voting group may participate in the vote to remove such director.

4.14	Vacancies.
Any vacancy occurring on the Board, including a vacancy resulting from an increase in the number of directors, may be filled by the stockholders, by the Board, by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office; except that the term of a director elected by the Board to fill a vacancy expires at the next stockholders’ meeting at which directors are elected. Any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of a majority of the number of directors fixed by the Bylaws prior to such increase for a term of office continuing only until the next election of directors by the stockholders. Any directorship not so filled by the directors shall be filled by election at the next annual meeting of stockholders or at a special meeting of stockholders called for that purpose. If the vacant directorship is filled by the stockholders and was held by a director elected by a voting group of stockholders, then only the holders of shares of that voting group are entitled to vote to fill such vacancy.

A vacancy that will occur at a specific later date by reason of a resignation effective at such later date or otherwise may be filed before the vacancy occurs, but the new director may not take office until the vacancy occurs.

4.15	Minutes.
The Board shall keep minutes of its meetings and shall cause them to be recorded in books kept for that purpose.

4.16	Executive and Other Committees.
4.16.1 Creation of Committees.
The Board, by resolution adopted by a majority of the number of directors fixed in the manner provided by these Bylaws, may appoint standing or temporary committees, including an Executive Committee, from its own number. The Board may invest such committee(s) with such powers as it may see fit, subject to such conditions as may be prescribed by the Board, these Bylaws, the Articles of Incorporation and the Nevada Revised Statutes.
4.16.2 Authority of Committees.
Each committee shall have and may exercise all of the authority of the Board to the extent provided in the resolution of the Board designating the committee and any subsequent resolutions pertaining thereto and adopted in like manner, except that no such committee shall have the authority to (a) authorize distributions, except as may be permitted by Section 4.16.2 (g) of these Bylaws; (b) approve or propose to stockholders actions required by the Nevada Revised Statutes to be approved by stockholders; (c) fill vacancies on the Board or any committee thereof; (d) adopt, amend or repeal these Bylaws; (e) amend the Certificate of Incorporation; (f) approve a plan of merger not requiring stockholder approval; or (g) authorize or approve reacquisition of shares, except within limits prescribed by the Board.
4.16.3 Quorum and Manner of Acting.
A majority of the number of directors composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such committee.
4.16.4 Minutes of Meetings.
All committees so appointed shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.
4.16.5 Resignation.
Any member of any committee may resign at any time by delivering written notice thereof to the Board, the Chair of the Board or the Corporation. Any such resignation shall take effect at the time specified in the notice, or if no time is specified, upon delivery. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board.
4.16.6 Removal.
The Board may remove from office any member of any committee elected or appointed by it, but only by the affirmative vote of not less than a majority of the number of directors fixed by or in the manner provided by these Bylaws.

4.17	Compensation.
By Board resolution, directors and committee members may be paid their expenses, if any, of attendance at each Board or committee meeting, or a fixed sum for attendance at each Board or committee meeting, or a staled salary as director or a committee member, or a combination of the foregoing. No such payment shall preclude any director or committee member frown serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 5. OFFICERS

5.1	Number.
The Officers of the Corporation shall be a President and a Secretary, each of whom shall be appointed by the Board. One (1) or more Vice Presidents, a Treasurer and such other Officers and assistant Officers, including a Chair of the Board, may be appointed by the Board; such officers and assistant officers to hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as may be provided by resolution of the Board. Any Officer may be assigned by the Board any additional title that the Board deems appropriate. The Board may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authority and duties. Any two (2) or more offices may be held by the same person.

5.2	Appointment and Term of Office.
The officers of the Corporation shall be appointed annually by the Board at the Board meeting held after the annual meeting of the stockholders. If the appointment of officers is not made at such meeting, such appointment shall be made as soon thereafter as a Board meeting conveniently may be held. Unless an officer dies, resigns, or is removed from office, he or she shall hold office until the next annual meeting of the Board or until his or her successor is appointed.

5.3	Resignation.
Any officer may resign at any time by delivering written notice to the Corporation. Any such resignation shall take effect at the time specified in the notice, or if no time is specified, upon delivery. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board.

5.4	Removal.
Any officer or agent appointed by the Board may be removed by the Board, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not of itself create contract rights.

5.5	Vacancies.
A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office or any other cause may be filled by the Board for the unexpired portion of the term, or for a new term established by the Board. If a resignation is made effective at a later date, and the Corporation accepts such future effective date, the Board may fill the pending vacancy before the effective date, if the Board provides that the successor does not take office until the effective date.

5.6	Chair of the Board.
If appointed, the Chair of the Board shall perform such duties as shall be assigned to him or her by the Board from time to time and shall preside over meetings of the Board and stockholders unless another officer is appointed or designated by the Board as Chair of such meeting.

5.7	President.
The President shall be the chief executive officer of the Corporation unless some other Officer is so designated by the Board, shall preside over meetings of the Board and stockholders in the absence of a Chair of the Board and, subject to the Board’s control, shall supervise and control all of the assets, business and affairs of the Corporation. The President shall have authority to sign deeds, ‘mortgages, bonds, contracts, or other instruments, except when the signing and execution thereof have been expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation, or are required by law to be otherwise signed or executed by some other officer or in some other manner. In general, the President shall perform all duties incident to the office of President and such other duties as are prescribed by the Board from time to time.

5.8	Vice President.
In the event of the death of the President or his or her inability to act, the Vice President (or if there is more than one Vice President, the Vice President who was designated by the Board as the successor to the President, or if no Vice President is so designated, the Vice President first appointed to such office) shall perform the duties of the President, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the President. Vice Presidents shall have, to the extent authorized by the President or the Board, the same powers as the President to sign deeds, mortgages, bonds, contracts or other instruments. Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President or by the Board.

5.9	Secretary.
The Secretary shall (a) prepare and keep the minutes of meetings of the stockholders and the Board in one (1) or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be responsible for custody of the corporate records and seal of the corporation; (d) keep registers of the post office address of each stockholder and director; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by the Board. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

5.10	Treasurer.
If required by the Board, the Treasurer shall give a bond for the faithful discharge of his or her duties in such amount and with such surety or sureties as the Board shall determine. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in banks, trust companies or other depositories selected in accordance with the provisions of these Bylaws; and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by the Board. In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.

5.11	Salaries.
The salaries of the Officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.
SECTION 6. CONTRACTS, LOANS, CHECKS AND DEPOSITS

6.1	Contracts.
The Board may authorize any Officer or Officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

6.2	Loans to the Corporation.
No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

6.3	Loans to Directors.
The Corporation shall not lend money to or guarantee the obligation of a director unless (a) the particular loan or guarantee is approved by a majority of the votes represented by the outstanding voting shares of all classes, voting as a single voting group, excluding the votes of the shares owned by or voted under the control of the benefitted director; or (b) the Board determines that the loan or guarantee benefits the Corporation and either approves the specific loan or guarantee or a general plan authorizing the loans and guarantees. The fact that a loan or guarantee is made in violation of this provision shall not affect the borrower’s liability on the loan. Notwithstanding the foregoing, the Corporation shall not lend money to or guarantee the obligation of a director in violation of applicable securities laws.

6.4	Checks, Drafts, Etc.
All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, of the Corporation and in such manner as is from time to time determined by resolution of the Board.

6.5	Deposits.
All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select.
SECTION 7. CERTIFICATES FOR SHARES AND THEIR TRANSFER

7.1	Issuance of Shares.
No shares of the Corporation shall be issued unless authorized by the Board, which authorization shall include the maximum number of shares to be issued and the consideration to be received for each share. Before the Corporation issues shares, the Board shall determine that the consideration received or to be received for such shares is adequate. Such determination by the Board shall be conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid and nonassessable.

7.2	Escrow for Shares.
The Board may authorize the placement in escrow of shares issued for a contract for future services or benefits or a promissory note, or may authorize other arrangements to restrict the transfer of shares, and may authorize the crediting of distributions in respect of such shares against their purchase price, until the services are performed, the note is paid or the benefits received. If the services are not performed, the note is not paid, or the benefits are not received, the Board may cancel, in whole or in part, such shares placed in escrow or restricted and such distributions credited.

7.3	Certificates for Shares.
The shares of the Corporation shall be represented by certificates, which shall be numbered and shall be in such form as the Board may, from time to time prescribe; provided, that the Board may provide by resolution that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of shares represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation, by the Chairperson of the Board, the President, any Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be by facsimile. The Board shall have power to appoint one or more transfer agents or registrars for the transfer or registration of certificates of shares of any class, and may require that shares certificates shall be countersigned by one or more such transfer agents or registrars. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the person owning the shares represented thereby with the number of such shares and the date of issue thereof shall be entered on the books of the Corporation.

7.4	Stock Records.

The stock transfer books shall be kept at the registered office or principal place of business of the Corporation or at the office of the Corporation’ s transfer agent or registrar. The name and address of each person to whom certificates for shares are issued, together with the class and number of shares represented by each such certificate and the date of issue thereof, shall be entered on the stock transfer books of the Corporation. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

7.5	Restriction on Transfer.
7.5.1 Securities Laws.
Except to the extent that the Corporation has obtained an opinion of counsel acceptable to the Corporation that transfer restrictions are not required under applicable securities laws, or has otherwise satisfied itself that such transfer restrictions are not required, all certificates representing shares of the Corporation shall bear conspicuously on the front or back of the certificate a legend or legends describing the restriction or restrictions.
7.5.2 Other Restrictions.
In addition, the front or back of all certificates shall include conspicuous written notice of any further restrictions which may be imposed on the transferability of such shares.

7.6	Transfer of Shares.
Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and cancelled.

7.7	Lost or Destroyed Certificates.
In the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board may prescribe.

7.8	Transfer Agent and Registrar.
The Board may from time to time appoint one or more Transfer Agents and one or more Registrars for the shares of the Corporation, with such powers and duties as the Board shall determine by resolution.

7.9	Officer Ceasing to Act.
In case any officer who has signed or whose facsimile signature has been placed upon a stock certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if the signer were such officer at the date of its issuance.

7.10	Fractional Shares.
The Corporation shall not issue certificates for fractional shares.

7.11	Waiver of Sections 78.378 - 78.3793.
Sections 78.378 through and including 78.3793 of the Nevada Revised Statutes shall not apply to the Corporation.
SECTION 8. BOOKS AND RECORDS

The Corporation shall keep correct and complete books and records of account, stock transfer books, minutes of the proceedings of its stockholders and Board and such other records as may be necessary or advisable.
SECTION 8. FISCAL YEAR
The fiscal year of the Corporation shall be the calendar year; provided, however, that the Board may select a different fiscal year at any time for purposes of federal income taxes, or otherwise.
SECTION 10. SEAL
The seal of the Corporation, if any, shall consist of the name of the Corporation and the state of its incorporation.
SECTION 11. INDEMNIFICATION

11.1	Right to Indemnification of Directors and Officers.
Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Nevada Revised Statutes, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 11.3 of these Bylaws or with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of the Corporation.

11.2	Right to Advancement of Expenses.
The right to indemnification conferred in Section 11.1 of these Bylaws shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Nevada Revised Statutes requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this section or otherwise.

11.3	Right of Indemnitee to Bring Suit.

The rights to indemnification and to the advancement of expenses conferred in Sections 11.1 and 11.2 of these Bylaws shall be contract rights. If a claim under Sections 11.1 and 11.2 of these Bylaws is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Nevada Revised Statutes. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Nevada Revised Statutes, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this section or otherwise shall be on the Corporation.

11.4	Non-Exclusivity of Rights.
The rights to indemnification and to the advancement of expenses conferred in this article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

11.5	Insurance.
The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Nevada Revised Statutes.

11.6	Indemnification of Employees and Agents of the Corporation.
The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

11.7	No Presumption of Bad Faith.
The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of this Corporation, or, with respect to any criminal proceeding, that the person had reasonable cause to believe that the conduct was unlawful.

11.8	Survival of Rights.
The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

11.9	Amendments to Law.
For purposes of this Bylaw, the meaning of “law” within the phrase “to the fullest extent not prohibited by law” shall include, but not be limited to, the Nevada Revised Statutes, as the same exists on the date hereof or as it may be amended; provided, however, that in the case of any such amendment, such amendment shall apply only to the extent that it permits the Corporation to provide broader indemnification rights than the Act permitted the Corporation to provide prior to such amendment.

11.10	Savings Clause.
If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall indemnify each director, officer or other agent to the fullest extent permitted by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.

11.11	Certain Definitions.
For the purposes of this Section, the following definitions shall apply:
(a) The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement and appeal of any threatened, pending or completed action, suit or proceeding, whether brought in the right of the Corporation or otherwise and whether civil, criminal, administrative or investigative, in which the director or officer may be or may have been involved as a party or otherwise by reason of the fact that the director or officer is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.
(b) The term “expenses” shall be broadly construed and shall include, without limitation, all costs, charges and expenses (including fees and disbursements of attorneys, accountants and other experts) actually and reasonably incurred by a director or officer in connection with any proceeding, all expenses of investigations, judicial or administrative proceedings or appeals, and any expenses of establishing a right to indemnification under these Bylaws, but shall not include amounts paid in settlement, judgments or fines.
(c) “Corporation” shall mean Applied Digital Corporation and any successor corporation thereof.
(d) Reference to a “director” or “officer” of the Corporation shall include, without limitation, situations where such person is serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.
(e) References to “other enterprises” shall include employee benefit plans. References to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan. References to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in these Bylaws.
SECTION 12. AMENDMENTS
These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board at any regular or special meeting of the Board; provided, however, that the stockholders, in amending or repealing a particular Bylaw, may provide expressly that the Board may not amend or repeal that Bylaw. The stockholders may also make, alter, amend and repeal the Bylaws of the Corporation at any annual meeting or at a special meeting called for that purpose. All Bylaws made by the Board may be amended, repealed, altered or modified by the stockholders at any regular or special meeting called for that purpose.
SECTION 13. FORUM FOR CERTAIN ACTIONS

Unless the Corporation consents in writing to the selection of an alternative forum, the courts in the State of Nevada shall be the sole and exclusive forum for any concurrent jurisdiction action or any litigation relating to the internal affairs of the Corporation, including (without limitation):
(a) any derivative action or proceeding brought on behalf of the Corporation;
(b) any action asserting a claim for breach of fiduciary duty to the Corporation or its stockholders by any current or former officer, director, employee, stockholder, or agent of the Corporation; and
(c) any action against the Corporation or any current or former officer, director, employee, or agent of the Corporation arising pursuant to any provision of the Nevada Revised Statutes, the Articles of Incorporation, or these Bylaws;
in each case, subject to said court having personal jurisdiction over the indispensable parties named as defendants therein. If any action, the subject matter of which is within the scope of this Section 13, is filed in a court other than a court located within the State of Nevada (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (i) the personal jurisdiction of the state and federal courts located within the State of Nevada in connection with any action brought in any such court to enforce this Section 13 (an “Enforcement Action”), and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder's counsel in the Foreign Action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 13.

The foregoing Bylaws were adopted by the Board of Directors of the Corporation on January 22, 2024.

Date: January 22, 2024	By:	/s/ Wesley Cummins
Wesley Cummins, Chairperson of the Board, CEO, Treasurer and Secretary